Exhibit 99.1

Genworth and Oceanwide Agree to Extend Merger Agreement, Consider Strategic Alternatives for Genworth MI Canada

Richmond, VA (July 1, 2019) – Genworth Financial, Inc. (NYSE: GNW) and China Oceanwide Holdings Group Co., Ltd. (Oceanwide) today announced they have agreed to an 11th waiver and agreement of each party’s right to terminate the previously announced merger agreement beyond the current deadline of June 30, 2019.

In conjunction with the extension, Genworth has received Oceanwide’s consent to solicit interest in a potential disposition of its interest in Genworth MI Canada Inc. (MI Canada). The parties decided to consider strategic alternatives for MI Canada as a result of the absence of any substantive progress in discussions on the transaction with Canadian regulators. The parties have repeatedly inquired of the Canadian authorities regarding the status of their review, but to date have not received any substantive guidance or likely timeframe for the completion of their review. Consequently, the parties have concluded that exploring a potential disposition of MI Canada is in the best interests of the parties.

The 11th waiver and agreement extends the merger agreement deadline to not later than November 30, 2019, which Oceanwide and Genworth believe should allow sufficient time for the parties to explore disposition options for MI Canada. If Genworth identifies a suitable transaction for MI Canada, Oceanwide will have the right to accept or reject the terms of the MI Canada transaction. If Oceanwide accepts the terms, the parties will seek to close the sale of MI Canada as promptly as possible, and the acquisition of Genworth Financial concurrently or promptly thereafter. However, in the event Oceanwide rejects the MI Canada sale transaction, the parties will each have the right to terminate the Oceanwide acquisition of Genworth Financial at that time.

“MI Canada is one of our top-performing businesses. However, the lack of transparent feedback or guidance from Canadian regulators about their review left us no choice but to look at strategic alternatives for MI Canada that would eliminate the need for Canadian regulatory approval of the Oceanwide transaction,” said Tom McInerney, president and CEO of Genworth.

“Another potential benefit of selling all or a portion of MI Canada would be the opportunity to use the proceeds to satisfy future debt maturities,” McInerney noted.

“The transaction with Oceanwide has taken longer than any of us anticipated and we owe it to our stockholders to close it as soon as possible. However, an additional extension may be required to complete the potential disposition of MI Canada,” McInerney said. “In the meantime, we are in discussions with other regulators about the disposition of MI Canada and its impact on the overall Oceanwide transaction.”

The Oceanwide transaction will still require clearance in China for currency conversion. Updates will be provided as part of Genworth’s second quarter earnings report, or sooner, depending on developments.

LU Zhiqiang, chairman of Oceanwide, added: “Oceanwide remains committed to the transaction at the original purchase price of $5.43 per share. We also remain committed to the $1.5 billion contribution to Genworth, following the consummation of the transaction. We look forward to closing the transaction as soon as possible so that we can bring certainty to Genworth stockholders and begin to realize the benefits of our merger.”

About Genworth Financial

Genworth Financial, Inc. (NYSE: GNW) is a Fortune 500 insurance holding company committed to helping families achieve the dream of homeownership and address the financial challenges of aging through its leadership positions in mortgage insurance and long term care insurance. Headquartered in Richmond, Virginia, Genworth traces its roots back to 1871 and became a public company in 2004. For more information, visit genworth.com.

From time to time, Genworth releases important information via postings on its corporate website. Accordingly, investors and other interested parties are encouraged to enroll to receive automatic email alerts and Really Simple Syndication (RSS) feeds regarding new postings. Enrollment information is found under the “Investors” section of genworth.com. From time to time, Genworth’s publicly traded subsidiaries, Genworth MI Canada Inc. and Genworth Mortgage Insurance Australia Limited, separately release financial and other information about their operations. This information can be found at http://genworth.ca and http://www.genworth.com.au.

About Oceanwide

Oceanwide is a privately held, family owned international financial holding group founded by LU Zhiqiang. Headquartered in Beijing, China, Oceanwide’s well-established and diversified businesses include operations in financial services, energy, technology information services, culture and media, and real estate assets globally, including in the United States.

Oceanwide is the controlling shareholder of the Shenzhen-listed Oceanwide Holdings Co., Ltd. and Minsheng Holdings Co. Ltd.; the Hong Kong-listed China Oceanwide Holdings Limited and China Tonghai International Financial Limited (formerly known as Quam Limited); the privately-held International Data Group, Minsheng Securities, Minsheng Trust, and Asia Pacific Property & Casualty Insurance; and it is the single largest shareholder of Australia-listed CuDECO Ltd. China Oceanwide also is a minority investor in Shanghai-listed China Minsheng Bank and Hong Kong-listed Legend Holdings. In the United States, Oceanwide has real estate investments in New York, California, and Hawaii. Businesses controlled by Oceanwide have more than 10,000 employees globally.

Cautionary Note Regarding Forward-Looking Statements

This communication includes certain statements that may constitute “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “seeks,” “estimates,” “will” or words of similar meaning and include, but are not limited to, statements regarding the closing of the transaction with Oceanwide, the receipt of required approvals relating thereto and the any capital contribution resulting therefrom, as well as statements regarding the potential disposition of Genworth MI Canada Inc. (“MI Canada”). Forward-looking statements are based on management’s current expectations and assumptions, which are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Actual outcomes and results may differ materially from those in the forward-looking statements and factors that may cause such a difference include, but are not limited to, risks and uncertainties related to: (i) the risk that the transaction with Oceanwide may not be completed in a timely manner or at all, which may adversely affect Genworth’s business and the price of Genworth’s common stock; (ii) the parties’ inability to obtain regulatory approvals or clearances, or the possibility that regulatory approvals may further delay the transaction or will not be received prior to November 30, 2019 (and either or both of the parties may not be willing to further waive their End Date termination rights beyond November 30, 2019) or that materially burdensome or adverse regulatory conditions may be imposed in connection with any such regulatory approvals or clearances (including those conditions that either or both of the parties may be unwilling to accept) or that with continuing delays, circumstances may arise that make one or both parties unwilling to proceed with the transaction with Oceanwide or unable to comply with the conditions to existing regulatory approvals; (iii) the risk that the parties will not be able to obtain the required regulatory approvals, including in connection with a potential alternative funding structure or the current geopolitical environment, or that one or more regulators may rescind or fail to extend existing approvals, or that the revocation by one regulator of approvals will lead to the revocation of approvals by other regulators; (iv) the parties’ inability to obtain any necessary regulatory approvals or extensions for the post-closing capital plan, and/or the risk that a condition to closing of the transaction with Oceanwide may not be satisfied or that a condition to closing that is currently satisfied may not remain satisfied due to the delay in closing the transaction; (v) risks relating to any potential disposition of MI Canada that are similar to the foregoing, including regulatory, legal or contractual restrictions that may impede Genworth’s ability to consummate a disposition of MI Canada, as well as potential changes in market conditions generally or conditions relating to MI Canada’s industry or business that may impede any such sale, (vi) potential legal proceedings that may be instituted against Genworth related to the transactions with Oceanwide or the potential sale disposition of MI Canada; (vii) the risk that the proposed transactions disrupts Genworth’s current plans and operations as a result of the announcement and consummation of the transactions; (viii) potential adverse reactions or changes to Genworth’s business relationships with clients, employees, suppliers or other parties or other business uncertainties resulting from the announcement of the transactions or during the pendency of the transactions, including but not limited to such changes that could affect Genworth’s financial performance; (ix) certain restrictions during the pendency of the transactions that may impact Genworth’s ability to pursue certain business opportunities or strategic transactions; (x) continued availability of capital and financing to Genworth before the consummation of the transactions; (xi) further rating agency actions and downgrades in Genworth’s financial strength ratings; (xii) changes in applicable laws or regulations; (xiii) Genworth’s ability to recognize the anticipated benefits of the transactions; (xiv) the amount of the costs, fees, expenses and other charges related to the transactions; (xv) the risks related to diverting management’s attention from Genworth’s ongoing business operations; (xvi) the impact of changes in interest rates and political instability; and (xvii) other risks and uncertainties described in the Definitive Proxy Statement, filed with the SEC on January 25, 2017, and Genworth’s Annual Report on Form 10-K, filed with the SEC on February 27, 2019. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Genworth’s consolidated financial condition, results of operations, credit rating or liquidity. Accordingly, we caution you against relying on any forward-looking statements. Further, forward-looking statements should not be relied upon as representing Genworth’s views as of any subsequent date, and Genworth does not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

For further information:

Investors:

investorinfo@genworth.com

Media:

Julie Westermann, 804 662.2423 (o)

 804 937.9273 (c)

julie.westermann@genworth.com

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